       As filed with the Securities and Exchange Commission on December 11, 1996
                                                      Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SOLECTRON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       CALIFORNIA                                              94-2447045
(STATE OF INCORPORATION)                                    (I.R.S. EMPLOYER
                                                            IDENTIFICATION NO.)
                              777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                  FORCE COMPUTERS INC. 1984 INCENTIVE STOCK OPTION PLAN

                  FORCE COMPUTERS INC. 1994 STOCK OPTION PLAN

                  FORCE COMPUTERS INC. STOCK OPTION AGREEMENTS
                           (FULL TITLES OF THE PLANS)

                                   SUSAN WANG
                             SENIOR VICE PRESIDENT,
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                             SOLECTRON CORPORATION
                              777 GIBRALTAR DRIVE
                          MILPITAS, CALIFORNIA  95035
                                 (408) 957-8500
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                            STEVEN E. BOCHNER, ESQ.
                             CARMEN C. CHANG, ESQ.
                        GILBERT M. LABRUCHERIE, JR. ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94306
                                 (415) 493-9300

                        CALCULATION OF REGISTRATION FEE

==============================================================================
                                       PROPOSED      PROPOSED
                                       MAXIMUM       MAXIMUM
TITLE OF EACH CLASS     AMOUNT         OFFERING     AGGREGATE
 OF SECURITIES TO       TO BE            PRICE      OFFERING       AMOUNT OF
  BE REGISTERED       REGISTERED       PER SHARE      PRICE       REGISTRATION
                                                                      FEE
------------------------------------------------------------------------------
Force Computers Inc.
  1984 Incentive
  Stock Option Plan
  Common Stock, no
  par value          169,191           $2.75    $  465,721.49(1)   $141.13(4)

Force Computers Inc.
  1994 Stock Option
  Plan
  Common Stock, no
  par value          156,010           $7.29    $1,137,490.78(2)   $344.69(4)

Force Computers Inc.
  Stock Option
  Agreements
  Common Stock, no
  par value           95,656           $2.63    $  252,000.00(3)   $ 78.36(4)
==============================================================================

(1) Computation based on the weighted average exercise price per share of $2.75 as to 169,191 outstanding but unexercised options to purchase Common Stock of Solectron Corporation under Force Computers Inc. 1984 Incentive Stock Option Plan. No further option grants will be made under the 1984 Incentive Stock Option Plan.

(2) Computation based on the weighted average exercise price per share of $7.29 as to 156,010 outstanding but unexercised options to purchase Solectron Common Stock under Force Computers Inc. 1994 Stock Option Plan. No further option grants will be made under the 1994 Stock Option Plan.

(3) Computation based on the weighted average exercise price per share of $2.63 as to 95,656 outstanding but unexercised options under Force Computers Inc. Stock Option Agreements. No further Stock Option Agreements will be executed by Force Computers Inc.

(4) Amount of registration fee is based on the weighted average exercise price of the outstanding but unexercised options to purchase Solectron Common Stock pursuant to Rule 457(h)(1).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission:

        ITEM 3(a).

                The Annual Report of Registrant on Form 10-K for the fiscal year ended August 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        ITEM 3(b).

                All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

        ITEM 3(c).

                The description of Registrant's Common Stock which is contained in Company's Registration Statement on Form 8-A, as declared effective by the Commission on April 15, 1992 (which incorporates by reference the sections entitled "Description of Capital Stock -- Common Stock" and "Preferred Stock" of the Company's Registration Statement on Form S-1 (File No. 33-46971)), filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

        All documents, reports and definitive proxy or information statements subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

                Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

                Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8. EXHIBITS.

         Exhibit
         Number          Document

           4.1           Force Computers Inc. 1984 Incentive Stock Option Plan.

           4.2           Force Computers Inc. 1994 Stock Option Plan.

           4.3           Force Computers Inc. Stock Option Agreement.

           4.4           Force Computers Inc. Stock Option Agreement.

           5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation.

          23.1           Consent of Independent Auditors.

          23.2           Consent of Counsel (contained in Exhibit 5.1).

          24.1           Power of Attorney (see page II-5).


-------------------

ITEM 9.  UNDERTAKINGS.

                 The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)      To remove from registration by means of
                          post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant, Solectron Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 9th day of December, 1996.

                                    SOLECTRON CORPORATION



                                    By: /s/ Susan Wang
                                        ----------------------------------
                                        Susan Wang Senior
                                        Vice President, Chief Financial Officer,
                                        and Secretary

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Koichi Nishimura and Susan Wang, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                        TITLE                               DATE
/s/ Koichi Nishimura          President, Chief Executive Officer        December 9, 1996
------------------------      and Chairman of the Board
Koichi Nishimura, Ph.D.


 /s/ Susan Wang               Senior Vice President, Chief              December 9, 1996
------------------------      Financial Officer and Secretary
    Susan Wang

/s/ Richard A. D'Amore        Director                                  December 9, 1996
------------------------
  Richard A. D'Amore

/s/ Charles A. Dickinson      Director                                  December 9, 1996
------------------------
 Charles A. Dickinson

       SIGNATURE                TITLE                    DATE

 /s/ Paul R. Low, Ph.D.
-------------------------       Director               December 9, 1996
   Paul R. Low, Ph.D.

 /s/ W. Ferrell Sanders
-------------------------       Director               December 9, 1996
   W. Ferrell Sanders

    /s/ Osamu Yamada
-------------------------       Director               December 9, 1996
      Osamu Yamada

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                          ---------------------------

                                    EXHIBITS

                          ---------------------------


                       Registration Statement on Form S-8

                             Solectron Corporation

                               December 11, 1996

                               INDEX TO EXHIBITS


EXHIBIT
 NUMBER                            EXHIBIT

    4.1   Force Computers Inc. 1984 Incentive Stock Option Plan ...........

    4.2   Force Computers Inc. 1994 Stock Option Plan .....................

    4.3   Force Computers Inc. Stock Option Agreement .....................

    4.4   Force Computers Inc. Stock Option Agreement .....................

    5.1   Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
          Corporation .....................................................

   23.1   Consent of Independent Auditors .................................

   23.2   Consent of Counsel (included in Exhibit 5.1) ....................

   24.1   Power of Attorney (see page II-5) ...............................